Exhibit 10.7

THE REGISTRANT HAS APPLIED FOR CONFIDENTIAL TREATMENT OF CERTAIN PROVISIONS OF THIS EXHIBIT WITH THE SECURITIES AND EXCHANGE COMMISSION. THE CONFIDENTIAL PORTIONS OF THIS EXHIBIT ARE BRACKETED AND MARKED WITH ASTERISKS ([**]) AND HAVE BEEN OMITTED. THE OMITTED PORTIONS OF THIS EXHIBIT WILL BE FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

AMENDMENT TO RESEARCH AND DEVELOPMENT AGREEMENT

This Amendment to Research and Development Agreement (the “Amendment”) is entered into as of January 26, 2005 by and between Formulation Technologies, L.L.C., a Texas limited liability company, d/b/a PharmaForm with offices at 11400 Burnet Road, Building 4, Suite 4010, Austin, Texas 78758 (hereinafter, “PharmaForm”), and Auxilium Pharmaceuticals, Inc., a Delaware corporation having a principal place of business at 160 W. Germantown Pike, East Norriton, Pennsylvania 19401 (hereinafter “Auxilium”).

RECITALS

A. The Parties entered into that certain License Agreement, dated June 20, 2003, and Amendments Nos. 1 and 2 thereto, dated April 19, 2004, June 17, 2004 respectively, (collectively the “First License Agreement”) and that certain License Agreement dated January 26, 2005, (the “Second License Agreement”) (together with the First License Agreement, the “License Agreements”), pursuant to which PharmaForm granted to Auxilium, among other things, certain licenses in the Therapeutic Areas, to make, have made, use and sell the Products and the Additional Licensed Products in the Territory (all as defined in the License Agreements)

B. PharmaForm and Auxilium are parties to that certain Research and Development Agreement (the “Agreement”), dated as of June 20, 2003, whereby PharmaForm will agreed to perform certain research and development services.

C. The Parties to the Agreement desire to amend the Agreement with respect to certain intellectual property provisions and otherwise modify the terms of the Agreement in accordance with the terms of this Amendment.

AGREEMENT

Accordingly, in consideration of the foregoing and the covenants and agreements contained herein, the parties hereto agree as follows:

1. Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement and the License Agreements, as applicable.

2. Amendments to the Agreement.

(a)	The following Section 1.4 is added to the Agreement:

1.4	PharmaForm understands and agrees that unless otherwise specifically stated in the applicable Exhibit, time is of the essence with respect to the performance of the Services.

(b)	The following Sections 5.3 and 5.4 are hereby added to the Agreement:

5.3	Ownership of Data. Auxilium shall be the owner of all information and results related to research and development activities for the Products, including, without limitation, any and all research data, pharmacology data, and control data, preclinical data, clinical data, and information, obtained or generated and documentation submitted, or required to be submitted, in association with regulatory filings for the Products (including any Drug Master Files (DMFs), Chemistry, Manufacturing and Control (“CMC”) data, or similar documentation).

5.4	Ownership of Regulatory Filings. All INDs, NDAs and other regulatory filings made or filed by Auxilium with respect to any Products shall be in the name of, and be owned solely by Auxilium.

3. Governing Law. The internal laws of the State of Delaware shall govern the construction, validity and interpretation of this Amendment without reference to the choice of law provisions thereof.

4. Severability. The invalidity or unenforceability of any provision of this Amendment shall not affect the validity or enforceability of any other provision of this Amendment.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

6. Continuation of the Agreement. Except as specifically amended herein, the Agreement is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This Amendment, including Exhibit 3, is intended to be and the parties agree that it constitutes a binding amendment of the Agreement as contemplated by Section 14 of the Agreement.

7. Effective Date. This Amendment No. 1 shall be effective as of the Effective Date of the Agreement.

IN WITNESS WHEREOF, the parties hereto as of the date first written above have executed this Amendment.

Formulation Technologies, L.L.C.

By:	/s/ Robert O. Williams, III
Name:	Robert O. Williams, III
Title:	President

Auxilium Pharmaceuticals, Inc.

By:	/s/ Gerri Henwood
Name:	Gerri Henwood
Title:	Chairman & CEO

EXHIBIT 3 TO RESEARCH AND DEVELOPMENT AGREEMENT BETWEEN

FORMULATION TECHNOLOGIES L.L.C., D/B/A PharmaForm AND AUXILIUM

PHARMACEUTICALS, INC., DATED June 20, 2003 AS AMENDED

1.	SERVICES TO BE PERFORMED

Satisfactory completion of the following services will be provided by PharmaForm and may not be subcontracted without the prior written consent of Auxilium.

(a)	The services included on the Project Plan set forth in Section 4 below (the “Services”) shall be performed by PharmaForm in consultation with Auxilium, based on the timelines included in the Project Plan, for the following project:

•	Analgesic

(b)	In connection with the Services, PharmaForm shall perform at least five hundred (500) man-hours per month dedicated to formulation development, formulation evaluation, formulation scale-up, analytical method development and analytical testing. PharmaForm shall obtain prior written approval from Auxilium for any hours in excess of the 500 hour minimum.

2.	PAYMENT FOR PERFORMANCE OF SERVICES

In consideration of the Services, AUXILIUM shall pay PharmaForm $[**] per month for the Term of this Exhibit unless terminated pursuant to Section 3, below.

In addition, Auxilium shall reimburse PharmaForm for the actual cost of unique supplies and materials to be used exclusively in connection with the Services, provided that PharmaForm obtains Auxilium’s prior written approval for such expenditures (“Approved Expenditures”).

Hours worked by PharmaForm in connection with the Services will be reconciled on a quarterly basis. In the event that hours worked by PharmaForm is greater or less than 1500 in any given quarter, excess/deficit hours will be credited to or deducted from future quarter’s 1500 hour benchmark at Auxilium’s direction.

PharmaForm will submit invoices for the Services performed and Approved Expenditures on a monthly basis to:

Accounts Payable

Auxilium Pharmaceuticals, Inc.

170 West Germantown Pike

Norristown, PA 19401

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Auxilium agrees to pay all invoices within thirty (30) days of receipt. Past due invoices shall accrue interest as provided by Section 3.5(c) of the Second License Agreement.

3.	TERM

The term of this exhibit shall commence on April 1, 2005 and, unless sooner terminated as provided herein, shall continue in full force and effect for a period of four (4) years (the “Term”). Prior to completion of the Term, Auxilium may only terminate the Agreement pursuant to Section 10.2 of the Agreement or pursuant to Section 10.1of the Agreement upon one hundred eighty (180) days written notice to PharmaForm.

4.	DEVELOPMENT PLAN

The development plan will be updated yearly during the fourth quarter of each calendar year for the life of this agreement.

(a) For the period April 1, 2005 through [**]

(i) Quarters [**]

Formulation evaluation, assessment, and development will be conducted by PharmaForm for two compounds selected by Auxilium. Analytical methods development for the two formulations will be performed by PharmaForm.

(ii) Quarter [**]

Clinical trial supplies for the two formulations will be produced by PharmaForm. Auxilium will evaluate the two formulations in a single dose Phase I study.

(iii) Quarter [**]

Using data obtained from the clinical study, analytical testing, and manufacturing analysis, PharmaForm will optimize the two formulations to allow the continuation of clinical development.

(b) If either or both compounds fail pharmaceutical development or testing, work will shift to an alternative compound(s) selected by Auxilium

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5.	TERMS AND CONDITIONS

All other terms and conditions of the Research and Development Agreement dated June 20, 2003, and as amended on January 26, 2005 are incorporated by reference as if fully set forth herein.

EXHIBIT ACCEPTED AND APPROVED BY AND BETWEEN:

FORMULATION TECHNOLOGIES LCC d/b/a PharmaForm		AUXILIUM PHARMACEUTICALS, INC.

By:	/s/ Robert O. Williams, III	By:	/s/ Geraldine A. Henwood
Print Name:	Robert O. Williams, III.	Name:	Geraldine A. Henwood
Title:	President	Title:	CEO
Date:	1-28-05	Date:	2-8-05

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